Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-117524 on Form S-8 of our report dated March 24, 2005, relating to the consolidated financial statements of New York Mortgage Trust, Inc. appearing in this Annual Report on Form 10-K of New York Mortgage Trust, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

New York, New York
March 30, 2005